Exhibit 21.1

Legal Entity Name	Jurisdiction of Incorporation

WEX Bank	Utah
WEX Canada Ltd.	New Brunswick (Canada)
Pacific Pride Services, LLC	Delaware
Wright Express Fueling Solutions, Inc.	Delaware
Wright Express IP Holdings, L.P.	Bermuda
Wright Express Global Services BV	The Netherlands
WEX New Zealand	New Zealand
Wright Express International Holdings LLC	Delaware
Wright Express UK Limited	England and Wales (United Kingdom)
Wright Express Holdings 2 LLC	Delaware
Wright Express Holdings 3 LLC	Delaware
Wright Express Holdings 4 LP	England and Wales (United Kingdom)
Wright Express International Holdings Ltd	England and Wales (United Kingdom)
WEX Bermuda 5 Limited	Bermuda
WEX Europe Services Ltd	England and Wales (United Kingdom)
UNIK S.A.	Brazil
WEX Europe Holdings Limited	Guernsey
WEX Europe Limited	England and Wales (United Kingdom)
WEX Europe Solutions Limited	England and Wales (United Kingdom)
WEX Europe Services Holdings Limited	England and Wales (United Kingdom)
WEX Australia Holdings Pty Ltd	Australia
WEX Card Holdings Australia Pty Ltd	Australia
WEX Australia Pty Ltd	Australia
WEX Fuel Cards Australia Ltd	Australia
Motorcharge Operation New Zealand Ltd.	New Zealand
WEX Prepaid Cards Australia Pty Ltd	Australia
WEX Card Australia Pty Ltd	Australia
Australian Card Services Pty Ltd	Australia
WEX Conso Pty Ltd	Australia
FleetOne Holdings, LLC	Delaware
Transplatinum Service, LLC	Tennessee
FleetOne Factoring, LLC	Tennessee
FleetOne, L.L.C.	Delaware
FleetOne Receivables, LLC	Delaware
WEX Asia Pte	Singapore

FastCred Administração e Serviços Ltda.	Brazil
WEX Europe Services SRL	Italy
WEX Europe Services B.V.	Netherlands
WEX Europe Services BVBA	Belgium
WEX Europe ServicesGmbH	Germany
WEX Europe Services AS	Norway
WEX Europe Services (UK) Ltd	England and Wales (United Kingdom)